UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2006

OREGON STEEL MILLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9887	94-0506370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 S.W. Broadway, Suite 2200; Portland, Oregon		97205

(Address of principal executive offices)		(Zip code)

(503) 223-9228

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

2006 Annual Incentive Plan for Management Personnel

On February 16, 2006, the Nominating/Corporate Governance and Compensation Committee recommended and the Board approved the 2006 Annual Incentive Plan (“2006 AIP”) and the award opportunities.  The terms of the 2006 AIP provide for annual cash incentive award opportunities based upon Company performance measures, with threshhold, target, stretch and extraordinary levels.  The amount of incentive will be calculated by multiplying base salary by the product of the approved incentive percentage and the multiplier.  The goals for 2006 are a combination of (i) operational goals (weighted 10%) and (ii) net income (weighted 90%).  Achievement of the performance measurements, at the threshold level results in a multiplier of .5; target level – 1 times; stretch 1.5 times and extraordinary 2 times.  The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREGON STEEL MILLS, INC.
(Registrant)

Date: February 21, 2006	By:	/s/ Robin A. Gantt

Robin A. Gantt
Corporate Controller
(Principal Accounting Officer)